UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 3, 2006 (March 31, 2006)

Cendant Corporation
(Exact name of Registrant as specified in Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

9 West 57th Street New York, NY		10019
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

We entered into an amendment, dated as of March 31, 2006, to the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans, LLC, which modifies the method for calculating the put and sale prices. A copy of this amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 3, 2006, Cendant Corporation announced that Realogy Corporation, its wholly owned subsidiary and intended parent company of its Real Estate Services Division, has filed a registration statement on Form 10 with the Securities and Exchange Commission in connection with Realogy’s planned separation from Cendant pursuant to Cendant’s previously announced separation plan.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Amendment No. 2, dated as of March 31, 2006, to the Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

99.1	Press Release dated April 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Law and Corporate Secretary

Date: April 3, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K

Report Dated April 3, 2006 (March 31, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 2, dated as of March 31, 2006, to the Amended and Restated Limited Liability Company Operating Agreement, dated as of January 31, 2005, of PHH Home Loans, LLC, by and between PHH Broker Partner Corporation and Cendant Real Estate Services Venture Partner, Inc.

99.1	Press Release dated April 3, 2006.